Exhibit 99.1

Brookdale Senior Living and Emeritus Senior Living Complete Merger

Granger Cobb Appointed to the Board of Directors

Nashville, Tenn. and Seattle, Wash., July 31, 2014 — Brookdale Senior Living Inc. (NYSE: BKD) and Emeritus Corporation today announced the completion of their merger to create the first national senior living solutions company. The merger transforms Brookdale into the only national full-spectrum senior living solutions company, with over 1,100 communities in 46 states, covering 80% of the U.S. population.

Andy Smith, Brookdale’s Chief Executive Officer, said, “We are at a transformational point in the history of the company. With this merger, we will improve our ability to deliver the best, high quality solutions for the growing demographic of aging seniors and their families. Our newly combined company will have incredible size and scale in our industry. We will begin to leverage this scale to build a national Brookdale brand, create new efficiencies in our operating platform, and drive new innovations to serve our residents. We are excited to welcome the Emeritus associates into the Brookdale family as we build a bigger, stronger, more dynamic Brookdale for the future.”

Brookdale today also announced the appointment of Granger Cobb to its Board of Directors. Mr. Cobb has been serving as President and Chief Executive Officer for Emeritus Corporation. He previously served as President, Chief Executive Officer and director of Summerville Senior Living from 2000 until September 2007. Mr. Cobb joined Summerville in 1998 with its acquisition of Cobbco, Inc., a California-based assisted living company founded by Mr. Cobb in 1989. Mr. Cobb is active in several industry associations and has served on the Boards of Directors of the Assisted Living Federation of America (“ALFA”) and the National Investment Center for the Seniors Housing & Care Industry (“NIC”).

Brookdale CEO Smith said, “We are delighted to have Granger join our board of directors. Granger’s leadership experience and senior living industry knowledge will be an asset to the board and the company. As the company continues to grow, his insight and rich background will be extremely valuable.”

Additional Information

In accordance with the terms of the merger agreement, Emeritus shareholders will receive 0.95 of a share of Brookdale common stock in exchange for each share of Emeritus common stock. As of the close of the merger, Emeritus became a wholly owned subsidiary of Brookdale Senior Living Inc. and will no longer be traded on the New York Stock Exchange. In total, approximately 47.6 million shares of Brookdale common stock are being issued to Emeritus shareholders, representing approximately 27.5 percent of the 173 million total shares outstanding.

About Brookdale Senior Living

Brookdale Senior Living Inc. is a leading owner and operator of senior living communities throughout the United States. The Company is committed to providing senior living solutions within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents. Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,150 communities in 46 states and the ability to serve over 110,000 residents. Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services. Brookdale’s stock is traded on the New York Stock Exchange under the ticker symbol BKD.

Safe Harbor

Certain items in this press release and statements made by or on behalf of Brookdale Senior Living Inc. and Emeritus Corporation relating hereto (including statements with respect to the merger of Brookdale and Emeritus) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan” or other similar words or expressions. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results could differ materially from those projected. Factors which could have a material adverse effect on our operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; changes in governmental reimbursement programs; our inability to extend (or refinance) debt (including our credit and letter of credit facilities) as it matures; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees; the conditions of housing markets in certain geographic areas; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our determination from time to time to purchase any shares under the repurchase program; our ability to fund any repurchases; our ability to effectively manage our growth; our ability to maintain consistent quality control; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; our ability to obtain additional capital on terms acceptable to us; a decrease in the overall demand for senior housing; our vulnerability to economic downturns; acts of nature in certain geographic areas; terminations of our resident agreements and vacancies in the living spaces we lease; early terminations or non-

renewal of management agreements; increased competition for skilled personnel; increased union activity; departure of our key officers; increases in market interest rates; environmental contamination at any of our facilities; failure to comply with existing environmental laws; an adverse determination or resolution of complaints filed against us; the cost and difficulty of complying with increasing and evolving regulation; risks relating to the merger of Brookdale and Emeritus, including in respect of unanticipated difficulties and/or expenditures relating to the integration of the companies; litigation relating to the merger; the impact of the transaction on each company’s relationships with residents, employees and third parties; and the inability to obtain, or delays in obtaining cost savings and synergies from the merger; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts:
Brookdale Senior Living
Investors: Ross Roadman (615) 564-8104	Media: Julie K. Davis (615) 564-8225
rroadman@brookdaleliving.com	jkdavis@brookdaleliving.com